EXHIBIT 4.1
                                                                     -----------

                              REXALL SUNDOWN, INC.

                          REXALL SHOWCASE INTERNATIONAL
                          DISTRIBUTOR STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Plan is to provide an additional incentive to participating Rexall Showcase International, Inc. ("Rexall Showcase") Distributors (as hereinafter defined) by enabling them to acquire a stock ownership interest in Rexall Sundown, Inc., a Florida corporation (the "Company"), of which Rexall Showcase is a wholly-owned subsidiary, and to attract and retain persons of ability as independent distributors of Rexall Showcase and entice such persons to exert their best efforts on behalf of Rexall Showcase. All capitalized items not otherwise defined herein shall have the definition ascribed to them in the Rexall Showcase Compensation Plan as currently in force and as amended from time to time.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean the Compensation/Stock Option Committee appointed by the Board or, if not appointed, the Board.

         (c) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

         (d) "Distributor" shall mean an individual, partnership or corporation whose completed Distributor Application has been received and accepted by Rexall Showcase and whose network marketing efforts are exclusive to Rexall Showcase.

         (e) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as hereinafter defined) of the Common Stock on such date (or, if such date is not a business day, on the immediately preceding business day), unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is listed on the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock for such day on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

         (f)     "Option" shall mean any stock option granted under this Plan.

         (g) "Optionee" shall mean a Distributor to whom an Option is granted under this Plan or any person who succeeds to the rights of such Distributor under this Plan by reason of the death of such person.

         (h) "Plan" shall mean this Rexall Sundown, Inc. Rexall Showcase International Distributor Stock Option Plan.

         (i) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


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         (j)     "Share(s)" shall mean a share or shares of the Common Stock.

         3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to One Million (1,000,000) Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4.       CONDITIONS FOR GRANT OF OPTIONS.

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law.

         (b) In granting Options to Distributors, the Committee shall follow the guidelines set forth on APPENDIX A attached hereto, as amended from time to time. The Committee may from time to time in granting Options prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Options accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued service as a Distributor for a specified period of time.

         (c) Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continuance of status as a Distributor with Rexall Showcase.

         5. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the Fair Market Value per Share.

         6.      EXERCISE OF OPTIONS. An Option shall be deemed exercised when
(a) the Company has received written notice of such exercise in accordance with the terms of the Option, (b) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (c) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check or by money order; provided, further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. No Optionee shall be deemed to be a holder of any Shares subject to and unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

         7. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 7. The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant of the Option.

         8.       TERMINATION OF OPTION PERIOD.

                  The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (a) immediately upon the termination of the Optionee's status as a Distributor for any reason;

                  (b) immediately if Distributor's network marketing efforts are not exclusive to Rexall Showcase; or


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                  (c) three months after the date of termination of the
Optionee's status as a Distributor by reason of death of the Optionee if the Optionee is an individual.

         9.       ADJUSTMENT OF SHARES.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a sale of Shares, or shares of any other class of capital stock of the Company, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred orpreference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                  (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         12.      ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board. The Committee shall have all of the powers of the Board with respect to the Plan. Any


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                  member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         13.      INTERPRETATION.

         (a) If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not effect the remaining provisions hereof, but instead the Plan shall be continued and enforced as if such provision had never been included in the Plan.

         (b) This Plan shall be governed by the laws of the State of Florida.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         14. AMENDMENT OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option.

         15. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective on February 6, 1996, the date of the approval of the Board and shall terminate on February 5, 2006.

         16. DOCUMENTS AVAILABLE TO PARTICIPANTS. Participants in the Plan mayobtain from the Company without charge, upon written or oral request, a copy of any and all documents filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. Such requests should be directed to the Company's Secretary, by writing to Rexall Sundown, Inc., 6111 Broken Sound Parkway, N.W., Boca Raton, Florida 33487, or by telephone to (561) 241-9400. In addition, the Company will deliver or cause to be delivered to participants in the Plan who do not otherwise receive such material, copies of all reports, proxy statements, and other communications distributed to its security holders generally.


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                                                                      APPENDIX A
                                                                      ----------


                              REXALL SUNDOWN, INC.

                          REXALL SHOWCASE INTERNATIONAL
                          DISTRIBUTOR STOCK OPTION PLAN


         Subject to each and every one of the conditions and limitations set forth in the Plan, Options shall be granted for the Qualification Period (as hereinafter defined) pursuant to the following criteria:

1. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "Active Leg" shall mean a Leg that contains an Active Director.

         (b) "Ambassador's Club" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (c) "Chairman's Club" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (d) "Commissionable Volume (C.V.)" shall mean units of value used to calculate compensation to Distributors. C.V. fluctuates on international orders depending upon the applicable foreign currency exchange rate.

         (e) "Director" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (f) "Group Points (G.P.)" shall mean all Points earned from the purchase of products from Rexall Showcase for retail sale by Distributors (not yet Directors) in a Distributor's downline who are not under another downline Director. This includes all Personal Points (P.P.) of such Distributor. Sales Aid and Distributor Kit purchases are not included as part of Group Point (G.P.) earnings.

         (g) "Leg" shall mean a line of Distributors which begins with someone a Distributor personally sponsors and continues below that Distributor. Each individual personally sponsored by Distributor starts a new and separate leg.

         (h) "Organizational Points" shall mean the total Group Points (G.P.) of all Directors in a Director downline on which such Director is eligible to be paid overrides. It also includes the Group Points (G.P.) of the Director being paid.

         (i) "Personal Points (P.P.)" shall mean all Points earned from products personally purchased from Rexall Showcase for retail sale to others. Sales Aids and Distributor Kit purchases are not included as part of Personal Points (P.P.).

         (j) "Points" shall mean a unit of measure earned through group and personal sales efforts.

         (k) "President's Club" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (l) "Qualification Period" shall mean the July Commission Month through the June Commission Month and for the vesting of Options, shall mean the applicable July Commission Month through the next June Commission Month.


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         (m) "Rexall Showcase Compensation Plan" shall mean the compensation plan of Rexall Showcase as currently in force and as amended from time to time.

         (n) All capitalized terms not otherwise defined herein shall have the definition ascribed to them in the Rexall Showcase Compensation Plan.

2. ELIGIBILITY. Any Distributor whose network marketing activities are exclusive to Rexall Showcase will be eligible to receive Options under the Plan.

3.       ADDITIONAL OPTIONS FOR DISTRIBUTORS.

         All Distributors will receive an Option to purchase an additional 200 Shares on July 1 of each year in which they have previously qualified to receive Options under the Plan if (i) such Distributor qualifies for Options under the Plan during the applicable Qualification Period, (ii) such Distributor has at least 1,000 P.P. in the month such Distributor enrolls in the Plan, and (iii) such Distributor becomes a Director within the first two full Commission Months of enrolling as a Distributor.

4. PRICE. The purchase price of the shares of Common Stock purchased pursuant to the Options granted under the Plan will be 100% of the Fair Market Value on the date of grant of the Option.

5. DURATION. Options will be granted to Optionees for terms of five (5) years.

         1997 STOCK OPTION PROGRAM

         The number of Active Legs a Distributor had at the close of the June 1997 Commission Month will be such Distributor's maximum qualification level for the qualification period from July 1, 1997 to June 30, 1998. However, a Distributor may also have the opportunity to qualify and receive Options at all lower levels. For example, a Distributor with five Active Legs at the close of the June 1997 Commission Month will enter the Qualification Period with the opportunity to receive options based on five Active Legs. If the Distributor fails to maintain the five Active Leg level throughout the year, the Distributor may qualify for Options based on the four, three, or two Active Leg levels. All Qualification Levels are based upon a Distributor's effective position within the Rexall Showcase Compensation Plan.

6. GRANT AND VESTING OF OPTIONS FOR THE QUALIFICATION PERIOD OF JULY 1, 1997 TO JUNE 30, 1998.

         6.1 TWO ACTIVE LEGS. A Distributor whose Qualification Level is two Active Legs will receive an Option to purchase 200 Shares if:

         (a)      Such Distributor has a minimum of two Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 10,000 with at least 3,000 in each Leg and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of two Active Director
                  Legs  or all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.1(c) above.


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         6.2      THREE ACTIVE LEGS. A Distributor whose Qualification Level is three Active Legs will receive an Option to purchase 500 Shares if:

         (a)      Such Distributor has a minimum of three Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 30,000 with at least 5,000 in each of two Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of three Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.2(c) above.

         6.3. FOUR ACTIVE LEGS. A Distributor whose Qualification Level is four Active Legs will receive an Option to purchase 900 Shares if:

         (a)      Such Distributor has a minimum of four Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 50,000 with 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of four Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.3(c) above.

         6.4 FIVE ACTIVE LEGS. A Distributor whose Qualification Level is five Active Legs will receive an Option to purchase 1,400 Shares if:

         (a)      Such Distributor has a minimum of five Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 75,000 with 10,000 in each of two Legs and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:


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         (i)      Such Distributor has a minimum of five Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.4(c) above.

         6.5 SIX ACTIVE LEGS. A Distributor whose Qualification Level is six Active Legs will receive an Option to purchase 2,000 Shares if:

         (a)      Such Distributor has a minimum of six Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of three Legs, 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of six Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described Section 6.5(c) above.

         1996 STOCK OPTION PROGRAM

         The number of Active Legs a Distributor had at the close of the June 1996 Commission Month will be such Distributor's minimum qualification level for the Qualification Period from July 1, 1996 to June 30, 1997. For example, a Distributor with five Active Legs at the close of the June 1996 Commission Month only had the opportunity to qualify for Options based on five Active Legs and above and not for Options based on four Active Legs. Distributors who had four Active Legs or less for the June 1996 Commission Month had the opportunity to qualify for Options based on four Active Legs or more. All qualification levels were based upon a Distributor's effective position with the Rexall Showcase Compensation Plan.

7. GRANT AND VESTING OF OPTIONS FOR THE QUALIFICATION PERIOD OF JULY 1, 1996 TO JUNE 30, 1997.

          7.1. FOUR ACTIVE LEGS. A Distributor whose Qualification Level is four Active Legs will receive an Option to purchase 1,000 Shares on July 1, 1997 if:

         (a)      Such Distributor has a minimum of four Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 3,000 in each of 2 Legs and at least 2,000 in one other Leg.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of four Active Director Legs for all 12 months of the Qualification Period,
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and


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         (C)      Such Distributor's Organizational Points for 10 of the 12
                  months of the Qualification Period are at least 50,000 with 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary of the initial grant date if:

         (i) Such Distributor has a minimum of four Active Director Legs for all 12 months of the applicable 1996 Qualification Period,
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are as described in Section 7.1(c) above.

         or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Four Active Leg level.

         7.2. FIVE ACTIVE LEGS. A Distributor will receive an Option to purchase 1,500 Shares if either of the following requirements are met:

         (a)      Such Distributor has a minimum of five active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of five active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 75,000 with 10,000 in each of 2 legs and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i)      Such Distributor has a minimum of five active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Five Active Leg level.

         7.3 SIX ACTIVE LEGS. A Distributor will receive an Option to purchase 2,500 Shares if either of the following requirements are met:


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         (a)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Six Active Leg level.

         7.4. TEN ACTIVE LEGS. A Distributor will receive an Option to purchase 5,000 Shares if either of the following requirements are met:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

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


         (i)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Six Active Leg level.

         7.5. ADDITIONAL OPTIONS FOR PRESIDENTS CLUB MEMBERS. A Distributor who is a member of the Presidents Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 2,500 additional Shares if either of the following requirements are met:

         (a)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs;

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive; provided, however, a Distributor may only receive additional Options as a member of the Presidents Club or the Chairman's Club, but not as a member of both Clubs.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Six Active Leg level.

         7.6. ADDITIONAL OPTIONS FOR CHAIRMAN'S CLUB MEMBERS. A Distributor who is a member of the Chairman's Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December

1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in 1 Leg, at least 50,000 in each of 2 other Legs and at least 5,000 in each of 5 additional Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

         (i) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         7.7. ADDITIONAL OPTIONS FOR AMBASSADORS CLUB MEMBERS. A Distributor who is a member of the Ambassadors Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in each of 4 Legs, at least 50,000 in one other Leg and at least 5,000 in each of 5 more Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

         (i) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.